Notice of Guaranteed Delivery Regarding the Offer by EVERGREEN UTILITIES AND HIGH INCOME FUND

To Purchase for Cash 546,487 of Its Issued and Outstanding Shares at Net Asset Value Per Share

This form must be used to accept the Offer (as defined below) if a Shareholder’s certificates for Shares are not immediately available, if applicable, or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated March 22, 2005. This form must be signed by the Shareholder and sent to the Depositary by hand, overnight courier, mail or facsimile at the appropriate address or facsimile number set forth below. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

Depositary Addresses:

By First Class Mail:	By Registered, Certified Or Express Mail or Overnight Courier:	By Hand:

EquiServe Trust Company, N.A. Attn: Corporate Actions P.O. Box 43014 Providence, RI 02940-3014	EquiServe Trust Company, N.A. Attn: Corporate Actions 161 Baystate Drive Braintree, MA 02184	EquiServe Trust Company, N.A. 17 Battery Park Place 11th Floor New York, NY 10004

By Facsimile:

EquiServe Trust Company, N.A.
(781) 380-3388
Depositary Telephone Number to Confirm Receipt of Notices: (781) 843-1833, ext. 200

DELIVERY OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT
CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

                The undersigned hereby tenders to Evergreen Utilities and High Income Fund (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated March 22, 2005 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase and (ii) the number of Shares specified below held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan.

(Please Print Except for Signature(s)):

Number of Shares Tendered: ______________ Certificate Nos. (if available): ______________
If Shares will be tendered by book-entry transfer
to The Depository Trust Company, please check box:
DTC Participant Number: _________________
Name(s) of Record Holder(s): ______________

Address: _____________________________

Telephone Number, including Area Code: ____________________________________

If the undersigned is the beneficial owner of the Shares being tendered, the undersigned hereby represents and warrants that at least 20% of the
Shares owned by the undersigned as of the date
of purchase of Shares by the Fund pursuant to
the Offer and all Shares attributed to the
undersigned for Federal income tax purposes as
of such date under Section 318 of the Internal
Revenue Code of 1986, as amended, have been
or will be tendered pursuant to the Offer.

Dated: __________________________, 2005
Individual(s): _________________________ _____________________________________ _____________________________________ _____________________________________

Signature(s):___________________________      _____________________________________ _____________________________________ _____________________________________

Entity:________________________________

Name of Firm: _________________________
_____________________________________

Authorized Signature:____________________

Name:________________________________

Title:_________________________________

GUARANTEE

     The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, and any other required documents, prior to 5:00 P.M. Eastern Time on the second American Stock Exchange trading day after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm:
Authorized Signature:
Name:	Title:
Address:	Telephone Number, including Area Code:

(Include Zip Code)
Dated: ___________________, 2005
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.